SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549



                                  FORM 8-K

                               CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):   August 18, 1996
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                      BANGOR HYDRO-ELECTRIC COMPANY
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          (Exact name of registrant as specified in its charter)





          Maine                       0-505               01-0024370
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(State of Incorporation)     (Commission File No.)   (IRS Employer ID No.)





     33 State Street, Bangor, Maine                       04401
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(Address of principal executive offices)               (Zip Code)





Registrant's telephone number, including area code:   207-945-5621
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Current Report, Form 8-K                       Date of Report
Bangor Hydro-Electric Company                  August 21, 1996
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Item 5.  Other Events
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    MAINE YANKEE OUTAGE.  As previously reported, on July 20, 1996,
Maine Yankee Atomic Power Company ("Maine Yankee"), of which the Company is a 7-percent owner, took its nuclear generating plant at Wiscasset, Maine (the "Plant") off-line to upgrade the Plant's primary component cooling system, and in mid-August was in the process of returning the Plant to service. On August 18, before completing the restart process, Maine Yankee elected to conduct a further review of its electrical circuitry testing procedures pursuant to a March 1996 Nuclear Regulatory Commission ("NRC") generic letter to nuclear plant licensees that was intended to ensure that every feature of such safety-related circuitry systems would be routinely tested.

    As part of the expanded review process, Maine Yankee conducted special testing on the auto-start features of the Plant's high-pressure safety injection pumps and found a deficiency in the electrical system, although the involved pump was still operable. Having found such a deficiency, Maine Yankee determined that before returning the Plant to service it would conduct an intensified review of other safety-related circuits to immediately resolve any questions as to the adequacy of related testing procedures.

    Maine Yankee has informed the Company that although it does not anticipate an extended outage, it cannot predict how long the review will take or how long the Plant will be off-line. Since July 20 the Company has been incurring incremental replacement power costs at a rate of approximately $200,000 per week and expects such costs to continue at approximately the same rate until the Plant returns to service.

                                   BANGOR HYDRO-ELECTRIC COMPANY

                                     by   /s/ Frederick S. Samp
                                     --------------------------
                                     Frederick S. Samp
                                     Chief Financial Officer

Dated:  August 21, 1996